As filed with the Securities and Exchange Commission on September 4, 2013

Registration No. 333-178602

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WINDSTREAM HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2847717 (I.R.S. Employer Identification Number)
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
(501) 748-7000
(Address, including zip code and telephone number,
including area code, of registrant's principal executive offices)

John P. Fletcher
Executive Vice President, Secretary and General Counsel
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
(501) 748-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Daniel L. Heard
Kutak Rock LLP
124 W. Capitol Ave., Suite 2000
Little Rock, Arkansas 72201-3706
(501) 975-3000

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.
_______________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
______________________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.0001 par value	N/A	N/A	N/A	N/A

(1)
The Registrant is not registering additional securities and registration fees were paid upon filing of the original Registration Statement on Form S-3 (File No. 333-178602). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”), relates to the Registration Statement on Form S-3 (the “Registration Statement”), File No. 333-178602, of Windstream Corporation, a Delaware corporation (the “Predecessor”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on December 19, 2011.  The Registration Statement registered 133,449 shares of the Predecessor's common stock, par value $.0001 per share, of which 69,049 shares were registered for issuance upon the exercise of warrants outstanding under the PaeTec Communications, Inc. Agent Incentive Plan and 64,400 shares were registered for issuance upon the exercise of warrants outstanding under the PAETEC Holding Corp. 2009 Agent Incentive Plan.

This Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the adoption by the Predecessor of a holding company form of organizational structure.  In accordance with Section 251(g) of the Delaware General Corporation Law, the holding company organizational structure was implemented by the merger (the “Merger”) of the Predecessor with and into WIN Merger Sub, Inc., a Delaware corporation, with the Predecessor being the surviving corporation.  In the Merger, which was completed on August 30, 2013 (the “Effective Time”), each share of the issued and outstanding common stock of the Predecessor (“Predecessor Stock”) was converted into one share of common stock of Windstream Holdings, Inc., a Delaware corporation (the “Registrant”), having the same rights, powers, preferences, qualifications, limitations and restrictions as the Predecessor Stock.  As a result of the Holding Company Formation, the Predecessor became a direct, wholly-owned subsidiary of the Registrant.

Except as modified by this Amendment, in accordance with Rule 414 under the Securities Act, the Registrant, as the successor registrant to the Predecessor, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Merger or necessary to keep the Registration Statement from being misleading in any material respect. Registration fees were paid at the time of the original filing of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses Of Issuance And Distribution
The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All such expenses other than the Securities and Exchange Commission (“SEC”) registration fee are estimates and remain subject to future contingencies.

SEC Registration Fee*	$—
Legal Fees and Expenses	1,500
Accounting Fees and Expenses	10,000
Exchange Agent and Registrar Fees and Expenses	—
Printing and Engraving Fees	—
Miscellaneous	—

Total	$11,500

* Paid upon the original filing of the Registration Statement with the SEC.
Item 15.     Indemnification Of Directors And Officers
The DGCL permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The DGCL permits a corporation to indemnify a director, officer, employee, or agent for expenses actually and reasonably incurred, as well as for fines, judgments and amounts paid in settlement in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The DGCL grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

Our Certificate provides for indemnification to the fullest extent permitted by the DGCL, as amended from time to time. Under our Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the DGCL will automatically extend to our directors, officers, employees, or agents, as the case may be.

Article VII of our Certificate provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. Article VII of our Certificate also requires us, to the fullest extent expressly authorized by Section 145 of the DGCL, to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

In addition, as permitted under the DGCL, we have entered into indemnity agreements with our directors and officers. Under the indemnity agreements, we will indemnify our directors and officers to the fullest extent permitted or authorized by the DGCL, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of our directors and officers' liability and company reimbursement insurance policy, our directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act. We will indemnify such directors and officers under the indemnity agreements from all losses arising out of claims made against them, except those based upon illegal personal profit, recovery of short-swing profits, or dishonesty; provided, however, that our obligations will be satisfied to the extent of any reimbursement under such insurance.

Item 16.     Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.     Undertakings
The Registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i) include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-178602) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on September 4, 2013.

WINDSTREAM HOLDINGS, INC.

By	/s/ Jeffery R. Gardner
Jeffery R. Gardner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-178602) has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date
/s/ Jeffery R. Gardner Jeffery R. Gardner	President and Chief Executive Officer; Director (Principal Executive Officer)	September 4, 2013

/s/ Anthony W. Thomas Anthony W. Thomas	Chief Financial Officer (Principal Financial Officer)	September 4, 2013

/s/ John C. Eichler John C. Eichler	Vice President - Controller (Principal Accounting Officer)	September 4, 2013

* Carol B. Armitage	Director	September 4, 2013

* Samuel E. Beall, III	Director	September 4, 2013

* Dennis E. Foster	Director	September 4, 2013

* Francis X. Frantz	Director	September 4, 2013

* Jeffrey T. Hinson	Director	September 4, 2013

* Judy K. Jones	Director	September 4, 2013

* William A. Montgomery	Director	September 4, 2013

* Alan L. Wells	Director	September 4, 2013

*
The undersigned, by signing his name hereto, executes this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-178602) pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

/s/ John P. Fletcher
John P. Fletcher
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1
Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Windstream Holdings, Inc.'s Current Report on Form 8-K, filed with the Commission on August 30, 2013).

3.2
Amended and Restated Bylaws of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Windstream Holdings, Inc.'s Current Report on Form 8-K, filed with the Commission on August 30, 2013).

5.1*	Opinion of Kutak Rock LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Kutak Rock LLP (included in Exhibit 5.1).

24	Powers of Attorney (incorporated herein by reference to Exhibit 24 to the Windstream Corporation's Registration Statement (SEC File No. 333-178602).

99.1
Paetec Communications, Inc. Agent Incentive Plan, as amended and restated (filed as Exhibit 4.2.1 to PAETEC Holding Corp.'s Amendment No. 2 to Registration Statement on Form S-4 (SEC File Number 333-138594) and incorporated herein by reference).

99.2	PAETEC Holding Corp. 2009 Agent Incentive Plan (filed as Exhibit 4.7 to PAETEC Holding Corp.'s Registration Statement on Form S-3 (SEC File Number 333-159344) and incorporated herein by reference).

* Filed herewith.